Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Petco Holdings, Inc.:

We consent to the use of our report, dated August 17, 2015, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

          /s/ KPMG LLP

San Diego, California

September 24, 2015